INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-31425, 333- 40603, and 333-50265 on Form S-3 and 333-11549, 333-25925,
333-37137,  and 333-74769 on Form S-8 of Fonix  Corporation  of our report dated
March 28, 1997, appearing in this Annual Report on Form 10-K of Fonix Corporation for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


Salt Lake City, Utah
April 14, 1998